EXHIBIT 99.1

Ceragenix Enters Into Research and Development Agreement

-Drugs Targeted Toward Prevention of Influenza Infection and Eradication of MRSA Bacterial Colonization-

Denver, CO., June 21, 2006 — Ceragenix Pharmaceuticals, Inc., a biopharmaceutical company focused on infectious disease and dermatology,  today announced that it has entered into a research and development agreement with an internationally recognized research laboratory to develop formulations, in the form of nasal ointments, designed to prevent influenza infection and to decolonize the nasal passage of methicillin-resistant staph aureus (MRSA). The nasal ointments will contain the Company’s CSA-13, a member of the class of proprietary Ceragenin™ compounds, which has been shown in in vitro testing to prevent influenza infection of epithelial cells and to be highly bactericidal against MRSA. Pending successful formulation, the Company plans on proceeding with further drug development activities.

MRSA is a form of staphylococcus that is now resistant to many antibiotics and represents nearly 70 percent of all staph infections found in hospital settings. Nasal ointments containing mupirocin are now commonly used to decolonize patients who carry MRSA in their nasal fluid, however there have been recent reports of increasing resistance to mupirocin. Studies suggest that prolonged and widespread use of mupirocin is associated with the development of resistance.

CSA-13 has undergone a broad range of in vitro testing and has shown excellent bactericidal activity against both gram-positive and gram-negative bacteria including all strains tested of MRSA (both hospital and community-associated) and vancomycin resistant strains (VISA and VRSA). Unlike Ceragenins, most antibiotics do not kill the bacteria but rather inhibit their growth. CSA-13 is a small, non-peptide molecule that mimics the activity of naturally occurring anti-infective compounds found in the human body (cathelicidin and defensins), which form part of the human innate immune system.

CSA-13 has also undergone in vitro testing at a major university in the United States where it showed the ability to prevent influenza infection by H3N2, one of the common strains of Type A influenza. While different strains of influenza have different protein structures, they all share in common the same negatively charged phospholipids in their viral membranes. CSAs have a net positive charge that is electrostatically attracted to the negatively charged cell membranes of certain viruses, including influenza, as well as fungi and bacteria.

“We believe that because the compound attacks the viral membrane, rather than the protein structures, which vary from strain to strain, CSA-13 may prove to be effective in preventing infection against all strains of influenza, regardless of genetic mutations,” stated Steven Porter, Chairman and CEO of Ceragenix. “Testing is underway to see whether the compound is also effective against the avian flu strain H5N1. Our goal is to develop products that may be effective in reducing both the morbidity and mortality associated with MRSA infections, and reducing the risk of influenza.”

Nasal exposure creates a route for influenza infection. According to the World Health Organization’s Writing Group, most influenza outbreaks among humans suggest that virus-laden large droplets, generated when infected persons cough or sneeze, are the predominant mechanism of influenza virus transmission and that inhalation of these large droplets is believed to be the major mode of transmission.

About Ceragenins

Ceragenins, or CSAs, are synthetically produced small molecule chemical compounds comprised of a sterol backbone with amino acids and other chemical groups attached to them. These compounds have a net positive charge that is electrostatically attracted to the negatively charged cell membranes of certain viruses, fungi and bacteria. CSAs have a high binding affinity for such membranes (including Lipid A) and are able to rapidly disrupt the target membranes leading to rapid cell death. While CSAs have a mechanism of action that is also seen in antimicrobial peptides, which form part of the body’s innate immune system, they avoid many of the difficulties associated with their use as medicines.

About CERAGENIX

Ceragenix Pharmaceuticals, Inc. (OTCBB: CGXP) is a biopharmaceutical company that discovers, develops and commercializes novel anti-infective drugs based on its proprietary class of compounds, Ceragenins™ (or CSAs). Active against a broad range of gram positive and negative bacteria, these agents are being developed as anti-infective medical device coatings (Ceracides™) and as therapeutics for antibiotic-resistant organisms.

Ceragenix further owns exclusive rights to Barrier Repair Technology for the treatment of dermatological disorders including atopic dermatitis, neonatal skin disorders and others. Ceragenix’s patented Barrier Repair Technology, invented by Dr. Peter Elias and licensed from the University of California, is the platform for the development of two prescription topical creams—EpiCeram® and NeoCeram®. Ceragenix recently received 510K marketing clearance from the U.S. Food and Drug Administration for its EpiCeram® Skin Barrier Emulsion to improve dry skin conditions and to relieve and manage the burning and itching associated with various dermatoses including atopic dermatitis, irritant contact dermatitis, radiation dermatitis, and other dry skin conditions by maintaining a moist wound and skin environment. For additional information on Ceragenix, please visit www.ceragenix.com.

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, the following: successful formulation of the nasal ointments targeting influenza and MRSA bacterial colonization, the ability of the Company to raise sufficient capital to finance its planned activities, receiving the necessary marketing clearance approvals from the United States Food and Drug Administration (the “FDA”), successful clinical trials of the Company’s planned products, the ability of the Company to commercialize its planned products, market acceptance of the Company’s planned products, the Company’s ability to successfully develop its licensed compounds, alone or in cooperation with others, into commercial products, the ability of the Company to successfully prosecute and protect its intellectual property, and the Company’s ability to hire, manage and retain qualified personnel. The aforementioned factors do not represent an all inclusive list. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained in this press release. In particular, important factors that could cause actual results to differ materially from our forward-looking statements include general economic factors, business strategies, the state of capital markets, regulatory conditions, and other factors not currently known to us, may be significant, now or in the future, and these factors may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this press release and in other documents that we file from time to time with the Securities and Exchange Commission including our Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-KSB to be filed in 2006. Except as required by law, we do not undertake any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:
Ceragenix
Steven S. Porter, 720-946-6440
or Robert Stanislaro
Financial Dynamics
(212) 850-5657

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